SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                                 January 3, 2005

                          AMERICHIP INTERNATIONAL INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

          Nevada                         000-33127             98-0339467
          ------                         ---------             ----------
(State of Incorporation)         (Commission File Number)  (IRS Employer
                                                            Identification No.)

                              Plymouth Trade Center
                          9282 General Drive, Suite 100
                             Plymouth, MI 48170-4607
                              --------------------
               (Address of principal executive offices) (Zip Code)

                                 (313) 341-1663
                                 --------------
                         (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

         On January 3, 2005, we announced the appointment of Richard Zyla as our Vice President of Process Improvement which will be effective upon the closing of our acquisition of KSI Machine & Engineering Inc. ("KSI"), a supplier of large industrial castings and molds for the automotive and aerospace industries. We announced the acquisition of KSI on December 22, 2004.

         Mr. Zyla has over 24 years of experience in the manufacturing industry. Mr. Zyla is currently serving as Vice President of Engineering at our wholly-owned subsidiary, AmeriChip Tool and Abrasives, LLC ("ATA"), which he joined in June 2004. Prior to joining ATA, Mr. Zyla served as Vice President of Sales and Engineering for National Abrasives Systems Co. ("NASCO") between 1995 and 2004.

         Mr. Zyla will be paid a base salary of $40,000 per year and shall be eligible to receive a bonus. Mr. Zyla previously received 125,000 shares of our common stock in connection with our acquisition of NASCO in August 2004.

         Our press release announcing this hiring is filed as Exhibit 99.1 and incorporated herein by reference. A copy of the Employment Agreement will be filed by amendment or in our next periodic report.

Item 9.01.  Financial Statements and Exhibits.

(c)         Exhibits Furnished.

99.1        Press Release, dated January 3, 2005.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              By: /s/ Marc Walther
                                --------------------------------
                              Marc Walther
                              President and Chief Executive Officer
                              AMERICHIP INTERNATIONAL INC.


Date: January 5, 2005